Exhibit 7.03

Execution Version

August 27, 2024

Equity Commitment Letter

ARC Document Solutions, Inc.
c/o TechPrint Holdings, LLC
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Kumarakulasingam Suriyakumar
Email: suriyakumars@icloud.com

Ladies and Gentlemen:

Reference is made in this letter agreement (this "Agreement") to the Agreement and Plan of Merger, to be entered into concurrently with this Agreement (as may be amended, the "Merger Agreement"), by and among TechPrint Holdings, LLC, a Delaware limited liability company ("Parent"), TechPrint Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and ARC Document Solutions, Inc., a Delaware corporation (the "Company"), pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving corporation"), all in accordance with and pursuant to the terms and conditions set forth in the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement, as in effect on the date hereof. This letter agreement is being delivered to Parent in connection with the execution of the Merger Agreement by the Company, Parent and Merger Sub.

1. Commitment. Each of the undersigned, severally and not jointly, hereby commits (its "Commitment"), subject to the terms and conditions set forth herein, that, at or prior to the Closing, the undersigned shall purchase, directly or indirectly through one or more intermediate entities, a pro rata percentage (as set forth on Exhibit A hereto) of limited liability company interests of Parent with an aggregate purchase price of $11,000,000. Subject to the terms and conditions set forth herein, the funding hereunder shall occur immediately prior to the consummation of the financing transactions contemplated by the Debt Financing Commitment. For the purpose of clarification, notwithstanding anything herein, none of the undersigned shall be obligated to fund, or otherwise have liability in respect of, any obligations of Parent or Merger Sub under the Merger Agreement (including, without limitation, any obligation to bear, pay or fund the Parent Termination Fee or any liability of Parent or Merger Sub for monetary damages resulting or arising from Fraud pursuant to the Merger Agreement (or any portion thereof)); provided, that the foregoing shall not affect the Company's rights pursuant to the Guarantee.

2. Conditions. Each of the undersigned's Commitment shall be subject to (i) the satisfaction (or waiver) of all of the conditions applicable to Parent's obligation to close the transactions contemplated by the Merger Agreement as set forth in Section 7.1 and Section 7.2 of the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), (ii) the Debt Financing Commitment having been funded or the Lenders having confirmed that the Debt Financing Commitment will be funded at Closing upon delivery of a drawdown notice and notice from Parent that the Equity Financing Commitment will be funded at Closing, (iii) the substantially concurrent receipt by Parent of the Rollover Shares pursuant to the Rollover Agreement, (iv) Parent being required to effect the Closing pursuant to Section 1.2 of the Merger Agreement, and (v) the Company having irrevocably notified Parent in writing that the Company is ready, willing and able to consummate, and will consummate, the Closing in accordance with the terms of the Merger Agreement and, if the Debt Financing Commitment and Equity Investment Commitment are funded, the Company shall take such actions that are required of it by the Merger Agreement to consummate the Closing, as of such date, pursuant to the terms of the Merger Agreement.

3. Representations and Warranties. Each of the undersigned hereby represents and warrants to Parent as follows:

(a) Authority. Such Person has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Person and constitutes a valid and binding obligation of such Person enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. If such Person is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Other than as provided in the Merger Agreement, the execution, delivery and performance by such Person of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger or such Person's ability to observe and perform such Person's material obligations hereunder.

(b) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Person or to such Person's property or assets.

(c) Reliance. Such Person understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon such Person's execution and delivery of this Agreement.

(d) Litigation. As of the date hereof, to the knowledge of such Person, there is no action, proceeding or investigation pending or threatened against such Person that questions the validity of this Agreement or any action taken or to be taken by such Person in connection with this Agreement.

(e) Other Agreements. Such Person is not subject to any obligation that would restrict it from taking the actions described in Section 1. As of the date hereof, other than this Agreement, the Rollover Agreement, the Confidentiality Agreement (and Undertakings thereunder), the Voting Agreement, the limited liability company agreement of Parent, and, with respect to Guarantor only, the Guarantee (collectively, the "Subject Agreements"), there are no contracts, undertakings, commitments, agreements, obligations, arrangements or understandings, whether written or oral, between such Person or any of its Affiliates, on the one hand, and any other Person, on the other hand, relating in any way to the transactions contemplated hereby. Such Person will not agree to amend any Subject Agreement to which it is a party or enter into any agreement that would be required to be included in the definition of Subject Agreement if such agreement were in existence on the date hereof, in each case if such amendment or agreement would restrict such Person from taking any of the actions described in Section 1 or otherwise restrict or prevent such Person from complying with its obligations hereunder.

(f) Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or similar fee or commission in connection

with the transactions contemplated hereby based upon arrangements made by or on behalf of such Person.

4. Capacity. None of the undersigned, if the undersigned is or becomes during the term hereof a director or officer of the Company, shall be deemed to make any agreement, arrangement or understanding in this Agreement in such Person's capacity as a director or officer of the Company. Each of the undersigned is entering into this Agreement solely in such Person's individual capacity (or capacity as trustee, manager, director, officer or other applicable capacity if the undersigned is a trust or entity) and nothing herein shall limit or affect any actions taken (or any failures to act) by such Person in such Person's capacity as a director or officer of the Company. The taking of any actions (or any failures to act) by any of the undersigned in such Person's capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

5. Termination. This Agreement shall automatically terminate, with respect to Parent, on one hand, and any one of the undersigned, on the other hand, without further action upon the earlier to occur (the "Expiration Date") of: (A) such of the undersigned having satisfied in full its obligation under Section 1 to fund the Commitment and (B) the termination of the Merger Agreement in accordance with its terms.

6. Governing Law; Jurisdiction.

(a) This Agreement and any claim, action or proceeding (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties to this Agreement (i) expressly submits to the personal jurisdiction and venue of the Chosen Courts, in the event any dispute between the parties to this Agreement (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, and (iii) agrees that it shall not bring any claim, action or proceeding against any other parties to this Agreement that many directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder in any court other than the Chosen Courts. Each party to this Agreement hereby irrevocably consents to the service of process of any of the Chosen Courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 9, such service to become effective ten (10) days after such mailing.

(b) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING THAT MAY DIRECTLY OR INDIRECTLY BE BASED UPON, RELATE TO OR ARISE OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREUNDER. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY TO THIS AGREEMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(b).

7. Entire Agreement; Amendments. This Agreement, the Merger Agreement and, with respect to Guarantor only, the Guarantee constitute the entire agreement with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement. No amendment, modification or waiver of any provision hereof shall be enforceable unless approved in writing by Parent and the undersigned(s) with respect to which such amendment modification or waiver is applicable.

8. Assignment; Third-Party Beneficiaries. No Party to this Agreement may assign such party's respective rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the other parties hereto. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof; provided, however, that, if the Company is entitled under Section 9.5(d) of the Merger Agreement to enforce specifically Parent's obligation to consummate the Closing, the Company shall be deemed to be an express third party beneficiary of this Agreement and entitled, in connection with the exercise of its rights under Section 9.5(d) of the Merger Agreement and as its sole and exclusive remedy in respect of any non-performance by any of the undersigned Persons to perform the Commitment, to enforce specifically the obligations of the undersigned Persons to perform the Commitment in accordance with the terms and conditions set forth herein.

9. Notice. All notices, requests, instructions or other communications or documents to be given or made hereunder by any Party to the other Parties to this Agreement shall be in writing and (a) served by personal delivery upon the Party for whom it is intended, (b) served by an internationally recognized overnight courier service upon the Party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by email; provided that the transmission of the email is followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein:

(A) if to Parent:

ARC Document Solutions, Inc.
c/o TechPrint Holdings, LLC
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Kumarakulasingam Suriyakumar
Email: suriyakumars@icloud.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
10100 Santa Monica Boulevard
Suite 2200
Los Angeles, California 90067
Attention: Terrence R. Allen
Email: tallen@loeb.com

(B) if to the undersigned to the address or email address set forth on the signature page hereto (or such other address or email address as shall be specified by like notice).

or to such other Person or addressees as has or have been designated in writing by the Party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving Party (w) upon actual receipt, if delivered personally, (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (y) three (3) Business Days after deposit in the mail, if sent by registered or certified mail or (z) upon confirmation of receipt by the recipient if sent by email and followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein.

10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

11. Section Headings. The article and section headings of this Agreement are for convenience of reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

12. Counterparts. This Agreement may be executed in two or more consecutive counterparts (including by facsimile, of ".pdf" transmission), each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered (electronically or otherwise) to the other parties to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARENT:

TechPrint Holdings, LLC

By: ______________________________
Name: Kumarakulasingam Suriyakumar
Title: Manager

IN WITNESS WHEREOF, the undersigned have caused this Equity Commitment Letter to be executed and delivered as of the date first written above.

____

Kumarakulasingam Suriyakumar

Notice Information:

ARC Document Solutions, Inc.
c/o Kumarakulasingam Suriyakumar
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Kumarakulasingam Suriyakumar
Email: suriyakumars@icloud.com

____

Sujeewa Sean Pathiratne

Notice Information:

Sujeewa Sean Pathiratne
5727 Poppy Hills Place
San Jose, California 95138
Email: seanpathi88@gmail.com

IN WITNESS WHEREOF, the undersigned have caused this Equity Commitment Letter to be executed and delivered as of the date first written above.

____
Kumarakulasingam Suriyakumar

Notice Information:

ARC Document Solutions, Inc.
c/o Kumarakulasingam Suriyakumar
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Kumarakulasingam Suriyakumar
Email: suriyakumars@icloud.com

Sujeewa Sean Pathiratne
____
Sujeewa Sean Pathiratne

Notice Information:

Sujeewa Sean Pathiratne
5727 Poppy Hills Place
San Jose, California 95138
Email: seanpathi88@gmail.com

Exhibit A

Kumarakulasingam Suriyakumar	50%
Sujeewa Sean Pathiratne	50%